Exhibit 23.1

CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

SpaceDev, Inc.
Poway, California

We hereby consent to the incorporation by reference of our report dated February 3, 2006, relating to the consolidated financial statements of SpaceDev, Inc., appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005, in the Post-Effective Amendment No.1 to the Form S-8 for the 2004 Equity Incentive Plan (333-123633) of SpaceDev, Inc.

San Diego, California          /s/ PKF
September 14, 2006            Certified Public Accountants
             A Professional Corporation